EXHIBIT 99.1

May 28, 2019
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS RECORD NET INCOME, OPERATING INCOME AND NET SALES FOR THE SECOND QUARTER OF FISCAL 2019; FULL FISCAL YEAR 2019 NET SALES, NET INCOME AND CASH FLOW GROWTH ESTIMATES RAISED

2nd Quarter of Fiscal 2019 Net Income up 37% on
Operating Income Increase of 30% and Net Sales Increase of 20%

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported that net income increased 37% to a record $81.8 million, or 60 cents per diluted share, in the second quarter of fiscal 2019, up from $59.6 million, or 44 cents per diluted share, in the second quarter of fiscal 2018. In the first six months of fiscal 2019, net income increased 29% to a record $161.1 million, or $1.18 per diluted share, up from $124.8 million, or 91 cents per diluted share, in the first six months of fiscal 2018.

All share and per share information has been adjusted retrospectively to reflect a 5-for-4 stock split distributed by the Company in June 2018.

Operating income increased 30% to a record $119.2 million in the second quarter of fiscal 2019, up from $91.6 million in the second quarter of fiscal 2018. In the first six months of fiscal 2019, operating income increased 27% to a record $217.1 million, up from $171.1 million in the first six months of fiscal 2018.

The Company's consolidated operating margin improved to 23.1% in the second quarter of fiscal 2019, up from 21.3% in the second quarter of fiscal 2018. The Company's consolidated operating margin improved to 22.1% in the first six months of fiscal 2019, up from 20.5% in the first six months of fiscal 2018.

Net sales increased 20% to a record $515.6 million in the second quarter of fiscal 2019, up from $430.6 million in the second quarter of fiscal 2018. Net sales increased 18% to a record $981.8 million in the first six months of fiscal 2019, up from $835.0 million in the first six months of fiscal 2018.

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EBITDA increased 29% to $142.2 million in the second quarter of fiscal 2019, up from $110.4 million in the second quarter of fiscal 2018. EBITDA increased 24% to $259.8 million in the first six months of fiscal 2019, up from $209.3 million in the first six months of fiscal 2018. See our reconciliation of net income attributable to HEICO to EBITDA at the end of this press release.

Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's second quarter results stating, "We are very pleased to report record quarterly results in consolidated net sales, operating income and net income driven by record net sales and operating income at both the Flight Support Group and Electronic Technologies Group. These results principally reflect strong double-digit organic growth within both of our operating segments as well as the excellent performance of our well-managed fiscal 2019 and 2018 acquisitions.

Our total debt to shareholders' equity ratio decreased to 33.5% as of April 30, 2019, down from 35.4% as of October 31, 2018.  Our net debt (total debt less cash and cash equivalents) of $492.3 million to shareholders’ equity ratio decreased to 29.6% as of April 30, 2019, down from 31.5% as of October 31, 2018. Our net debt to EBITDA ratio decreased to .98x as of April 30, 2019, down from 1.04x as of October 31, 2018. During fiscal 2019, we successfully completed four acquisitions and completed five acquisitions over the past year. We have no significant debt maturities until fiscal 2023 and plan to utilize our financial flexibility to aggressively pursue high quality acquisitions to accelerate growth and maximize shareholder returns.

Cash flow provided by operating activities was very strong, increasing 72% to $178.3 million in the first six months of fiscal 2019, as compared to $103.4 million in the first six months of fiscal 2018. We continue to forecast strong cash flow from operations for fiscal 2019.

As we look ahead to the remainder of fiscal 2019, we anticipate net sales growth within the Flight Support Group and Electronic Technologies Group resulting from increased demand across the majority of our product lines.  Also, we plan to continue our commitments to developing new products and services, further market penetration, and an aggressive acquisition strategy while maintaining our financial strength and flexibility.

Based on our current economic visibility, we now estimate our consolidated fiscal 2019 year-over-year growth in net sales to be 12% - 13% and in net income to be 17% - 18%, up from our prior growth estimates in net sales of 9% - 11% and in net income of 11% - 13%. Additionally, we now anticipate our consolidated operating margin to approximate 21.5% - 22.0%, up from our prior estimate of 21.0% - 21.5% and continue to anticipate depreciation and amortization expense to approximate $84 million. Further, we now anticipate cash flow from operations to approximate $380 million, up from the prior estimate of $370 million, and capital expenditures to approximate $38 million, down

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from the prior estimate of $43 million. These estimates exclude additional acquired businesses, if any."

Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's second quarter results stating, "Our record quarterly results in net sales and operating income principally reflects strong double-digit organic growth within the majority of our product lines.

The Flight Support Group's net sales increased 15% to a record $308.3 million in the second quarter of fiscal 2019, up from $267.8 million in the second quarter of fiscal 2018. The Flight Support Group's net sales increased 14% to a record $595.5 million in the first six months of fiscal 2019, up from $522.6 million in the first six months of fiscal 2018. The increase in the second quarter and first six months of fiscal 2019 is attributable to strong organic growth of 15% and 14%, respectively, mainly due to increased demand and new product offerings within our aftermarket replacement parts and specialty products product lines.

The Flight Support Group's operating income increased 21% to a record $62.2 million in the second quarter of fiscal 2019, up from $51.5 million in the second quarter of fiscal 2018. The Flight Support Group's operating income increased 18% to a record $115.0 million in the first six months of fiscal 2019, up from $97.4 million in the first six months of fiscal 2018. The increase in the second quarter and first six months of fiscal 2019 principally reflects the previously mentioned net sales growth and the impact from an improved gross profit margin mainly driven by a more favorable product mix within our specialty products product line.

The Flight Support Group's operating margin increased to 20.2% in the second quarter of fiscal 2019, up from 19.2% in the second quarter of fiscal 2018. The Flight Support Group's operating margin increased to 19.3% in the first six months of fiscal 2019, up from 18.6% in the first six months of fiscal 2018. The increase in the second quarter and first six months of fiscal 2019 principally reflects the previously mentioned improved gross profit margin.

With respect to the remainder of fiscal 2019, we now estimate full year net sales growth of approximately 10% over the prior year, up from the prior estimate of 7% - 9% and we now estimate the full year Flight Support Group operating margin to approximate 19.0% - 19.5%, up from the prior estimate of approximately 19.0%. Further, we now estimate the Flight Support Group's full year organic net sales growth rate to be in the high-single digits, up from the prior estimate of mid to high-single digits. These estimates exclude additional acquired businesses, if any.”

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Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO’s Electronic Technologies Group, commented on the Electronic Technologies Group's second quarter results stating, "Our record quarterly results in net sales and operating income reflects strong double-digit organic growth and the favorable impact from our profitable fiscal 2019 acquisitions.

The Electronic Technologies Group's net sales increased 27% to a record $214.5 million in the second quarter of fiscal 2019, up from $168.7 million in the second quarter of fiscal 2018. The Electronic Technologies Group's net sales increased 23% to a record $398.9 million in the first six months of fiscal 2019, up from $324.4 million in the first six months of fiscal 2018. These increases resulted from organic growth of 20% and 16% in the second quarter and first six months of fiscal 2019, respectively, and the favorable impact from our fiscal 2019 acquisitions. The organic growth in the second quarter and first six months of fiscal 2019 is mainly attributable to increased demand for certain defense, aerospace and space products.

The Electronic Technologies Group's operating income increased 40% to a record $67.4 million in the second quarter of fiscal 2019, up from $48.1 million in the second quarter of fiscal 2018. The Electronic Technologies Group's operating income increased 30% to a record $119.0 million in the first six months of fiscal 2019, up from $91.4 million in the first six months of fiscal 2018. The increase in the second quarter and first six months of fiscal 2019 principally reflects the previously mentioned net sales growth and an improved gross profit margin mainly driven by increased net sales and a more favorable product mix for certain defense and aerospace products.

The Electronic Technologies Group's operating margin improved to 31.4% in the second quarter of fiscal 2019, up from 28.5% in the second quarter of fiscal 2018. The Electronic Technologies Group's operating margin improved to 29.8% in the first six months of fiscal 2019, up from 28.2% in the first six months of fiscal 2018. The increase in the second quarter and first six months of fiscal 2019 principally reflects the previously mentioned improved gross profit margin.

With respect to the remainder of fiscal 2019, we now estimate full year net sales growth of approximately 15% - 17% over the prior year, up from the prior estimate of 11% - 13%, and anticipate the full year Electronic Technologies Group's operating margin to approximate 29.0% - 29.5%, up from the prior estimate of 28.0% - 29.0%.  Further, we now estimate the Electronic Technologies Group’s organic net sales growth rate to be in the high-single digits, up from the prior estimate of mid-single digits. These estimates exclude additional acquired businesses, if any.”

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Non-GAAP Financial Measures

To provide additional information about the Company's results, HEICO has discussed in this press release its EBITDA (calculated as net income attributable to HEICO adjusted for net income attributable to noncontrolling interests, income tax expense, interest expense and depreciation and amortization expense), its net debt (total debt less cash and cash equivalents), its net debt to shareholders' equity ratio (calculated as net debt divided by shareholders' equity) and its net debt to EBITDA ratio (calculated as net debt divided by EBITDA) which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate the performance of its business and believes the presentation of these measures enhance an investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) has 1/10 vote per share and the Common Stock (HEI) has one vote per share.)

There are currently approximately 80.0 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 53.8 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Wednesday, May 29, 2019 at 9:00 a.m. Eastern Daylight Time to discuss its second quarter results. Individuals wishing to participate in the conference call should dial: U.S. and Canada (877) 586-4323, International (706) 679-0934, wait for the conference operator and provide the operator with the Conference ID 9277188. A digital replay will be available

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two hours after the completion of the conference for 14 days. To access, dial: (404) 537-3406, and enter the Conference ID 9277188.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO's customers include a majority of the world's airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including: lower demand for commercial air travel or airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development costs and delay sales; our ability to make acquisitions and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; economic conditions within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues; and defense spending or budget cuts, which could reduce our defense-related revenue. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended April 30,
	2019	2018
Net sales	$515,648	$430,602
Cost of sales	306,261	262,745
Selling, general and administrative expenses	90,204	76,292
Operating income	119,183	91,565
Interest expense	(5,484)	(4,904)
Other income (expense)	2,484	(250)
Income before income taxes and noncontrolling interests	116,183	86,411
Income tax expense	26,100	20,400
Net income from consolidated operations	90,083	66,011
Less: Net income attributable to noncontrolling interests	8,301	6,393
Net income attributable to HEICO	$81,782	$59,618

Net income per share attributable to HEICO shareholders: (a)
Basic	$.61	$.45
Diluted	$.60	$.44

Weighted average number of common shares outstanding: (a)
Basic	133,313	132,425
Diluted	137,206	136,588

	Three Months Ended April 30,
	2019	2018
Operating segment information:
Net sales:
Flight Support Group	$308,251	$267,836
Electronic Technologies Group	214,451	168,722
Intersegment sales	(7,054)	(5,956)
	$515,648	$430,602

Operating income:
Flight Support Group	$62,166	$51,488
Electronic Technologies Group	67,352	48,130
Other, primarily corporate	(10,335)	(8,053)
	$119,183	$91,565

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Six Months Ended April 30,
	2019		2018
Net sales	$981,794		$835,012
Cost of sales	590,170		512,364
Selling, general and administrative expenses	174,494		151,523
Operating income	217,130		171,125
Interest expense	(10,973)		(9,629)
Other income	2,152		110
Income before income taxes and noncontrolling interests	208,309		161,606
Income tax expense	30,200	(b)	23,900	(c)
Net income from consolidated operations	178,109		137,706
Less: Net income attributable to noncontrolling interests	16,995		12,936
Net income attributable to HEICO	$161,114	(b)	$124,770	(c)

Net income per share attributable to HEICO shareholders: (a)
Basic	$1.21	(b)	$.94	(c)
Diluted	$1.18	(b)	$.91	(c)

Weighted average number of common shares outstanding: (a)
Basic	133,123		132,237
Diluted	137,092		136,489

	Six Months Ended April 30,
	2019		2018
Operating segment information:
Net sales:
Flight Support Group	$595,464		$522,557
Electronic Technologies Group	398,880		324,380
Intersegment sales	(12,550)		(11,925)
	$981,794		$835,012

Operating income:
Flight Support Group	$115,046		$97,357
Electronic Technologies Group	118,954		91,350
Other, primarily corporate	(16,870)		(17,582)
	$217,130		$171,125

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)	All applicable fiscal 2018 share and per share information has been adjusted retrospectively to reflect a 5-for-4 stock split effected in June 2018.

(b)
During the first quarter of fiscal 2019, the Company recognized a $16.6 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $15.1 million, or $.11 per basic and diluted share. During the first quarter of fiscal 2018, the Company recognized a net benefit from stock option exercises that increased net income attributable to HEICO by $2.1 million, or $.02 per basic and diluted share.

(c)
During the first quarter of fiscal 2018, the United States (U.S.) government enacted significant changes to existing tax law resulting in the Company recording a provisional discrete tax benefit from remeasuring its U.S. federal net deferred tax liabilities that was partially offset by a provisional discrete tax expense related to a one-time transition tax on the unremitted earnings of the Company's foreign subsidiaries. The net impact of these amounts increased net income attributable to HEICO by $11.9 million, or $.09 per basic and diluted share.

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	April 30, 2019	October 31, 2018
Cash and cash equivalents	$64,091	$59,599
Accounts receivable, net	259,470	237,286
Contract assets	48,968	14,183
Inventories, net	410,328	401,553
Prepaid expenses and other current assets	19,710	21,187
Total current assets	802,567	733,808
Property, plant and equipment, net	169,792	154,739
Goodwill	1,187,281	1,114,832
Intangible assets, net	533,370	506,360
Other assets	160,630	143,657
Total assets	$2,853,640	$2,653,396

Current maturities of long-term debt	$858	$859
Other current liabilities	250,012	281,570
Total current liabilities	250,870	282,429
Long-term debt, net of current maturities	555,525	531,611
Deferred income taxes	55,511	46,644
Other long-term liabilities	178,120	157,658
Total liabilities	1,040,026	1,018,342
Redeemable noncontrolling interests	151,450	132,046
Shareholders’ equity	1,662,164	1,503,008
Total liabilities and equity	$2,853,640	$2,653,396

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended April 30,
	2019	2018
Operating Activities:
Net income from consolidated operations	$178,109	$137,706
Depreciation and amortization	40,548	38,089
Share-based compensation expense	4,987	4,459
Employer contributions to HEICO Savings and Investment Plan	4,601	4,083
Increase (decrease) in accrued contingent consideration, net	3,104	(3,412)
Deferred income tax provision (benefit)	648	(13,157)
Increase in accounts receivable	(15,784)	(8,476)
Decrease (increase) in contract assets	5,699	(5,861)
Increase in inventories	(26,724)	(29,814)
Decrease in current liabilities, net	(25,435)	(25,336)
Other	8,500	5,119
Net cash provided by operating activities	178,253	103,400

Investing Activities:
Acquisitions, net of cash acquired	(134,940)	(39,364)
Capital expenditures	(12,596)	(29,457)
Investments related to HEICO Leadership Compensation Plan	(10,800)	(8,400)
Other	636	(2,744)
Net cash used in investing activities	(157,700)	(79,965)

Financing Activities:
Borrowings on revolving credit facility, net	24,000	10,000
Redemptions of common stock related to stock option exercises	(27,744)	(24,623)
Cash dividends paid	(9,305)	(7,395)
Distributions to noncontrolling interests	(8,190)	(4,449)
Revolving credit facility issuance costs	—	(4,067)
Proceeds from stock option exercises	5,528	1,993
Payment of contingent consideration	(283)	(300)
Other	(176)	(232)
Net cash used in financing activities	(16,170)	(29,073)

Effect of exchange rate changes on cash	109	1,799

Net increase (decrease) in cash and cash equivalents	4,492	(3,839)
Cash and cash equivalents at beginning of year	59,599	52,066
Cash and cash equivalents at end of period	$64,091	$48,227

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HEICO CORPORATION
Non-GAAP Financial Measures (Unaudited)
(in thousands, except ratios)

	Three Months Ended April 30,
EBITDA Calculation	2019	2018
Net income attributable to HEICO	$81,782	$59,618
Plus: Depreciation and amortization	20,511	19,065
Plus: Net income attributable to noncontrolling interests	8,301	6,393
Plus: Interest expense	5,484	4,904
Plus: Income tax expense	26,100	20,400
EBITDA (a)	$142,178	$110,380

	Six Months Ended April 30,
EBITDA Calculation	2019	2018
Net income attributable to HEICO	$161,114	$124,770
Plus: Depreciation and amortization	40,548	38,089
Plus: Net income attributable to noncontrolling interests	16,995	12,936
Plus: Interest expense	10,973	9,629
Plus: Income tax expense	30,200	23,900
EBITDA (a)	$259,830	$209,324

	Trailing Twelve Months Ended
EBITDA Calculation	April 30, 2019	October 31, 2018
Net income attributable to HEICO	$295,577	$259,233
Plus: Depreciation and amortization	79,650	77,191
Plus: Income tax expense	76,900	70,600
Plus: Net income attributable to noncontrolling interests	30,512	26,453
Plus: Interest expense	21,245	19,901
EBITDA (a)	$503,884	$453,378

Net Debt Calculation	April 30, 2019	October 31, 2018
Total debt	$556,383	$532,470
Less: Cash and cash equivalents	(64,091)	(59,599)
Net debt (a)	$492,292	$472,871

Net debt	$492,292	$472,871
Shareholders' equity	$1,662,164	$1,503,008
Net debt to shareholders' equity ratio (a)	29.6%	31.5%

Net debt	$492,292	$472,871
EBITDA (Trailing twelve months)	$503,884	$453,378
Net debt to EBITDA ratio (a)	.98	1.04

(a) See the "Non-GAAP Financial Measures" section of this press release.